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                                                                      EXHIBIT 21


                                  Subsidiaries

Subsidiary                                         Jurisdiction of Incorporation
----------                                         -----------------------------

EPT DownREIT, Inc.                                            Missouri
EPT DownREIT II, Inc.                                         Missouri
3 Theatres, Inc.                                              Missouri
Megaplex Holdings, Inc.                                       Missouri
Megaplex 9, Inc.                                              Missouri
Cantera 30, Inc.                                              Delaware
Megaplex 4, Inc.                                              Missouri
Westcol Holdings, LLC                                         Delaware





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